   As filed with the Securities and Exchange Commission on December 23, 1997
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 VISTANA, INC.
             (Exact name of Registrant as specified in its charter)
                              --------------------

           Florida                                               59-3415620
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           8801 Vistana Centre Drive
                            Orlando, Florida  32821
                                 (407) 239-3000
  (Address, including zip code, and telephone number, including area code, of
                        Registrant's executive offices)
                              --------------------

                            Vistana, Inc. Stock Plan
                            ------------------------
                            (Full title of the plan)

                            Raymond L. Gellein, Jr.
                             Chairman of the Board
                                 Vistana, Inc.
                           8801 Vistana Centre Drive
                            Orlando, Florida  32821
                                 (407) 239-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                             ROSS D. EMMERMAN, ESQ.
                            Neal, Gerber & Eisenberg
                            Two North LaSalle Street
                            Chicago, Illinois  60602
                                 (312) 269-8000
                              --------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of Securities         Amount              Proposed Maximum            Proposed Maximum           Amount of
to be Registered        to be Registered     Offering Price Per Unit     Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value         1,900,000 shares(1)          19.75(2)                  37,525,000(2)             $11,070
=====================================================================================================================

(1) Plus an indeterminate number of shares which may be issued as a result of the anti-dilution provisions contained in the above-referenced Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457 (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company's Common Stock as reported on the National Market System of the NASD on December 18, 1997.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents filed by Vistana, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Prospectus dated November 26, 1997 (File No. 333-38187) filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, and Form 10-Q/A amending the Company's Form 10-Q for the quarterly period ended September 30, 1997;

     (f) The Registrant's Current Report on Form 8-K dated September 30, 1997, Current Report on Form 8-K/A dated October 16, 1997, and Current Report on Form 8-K/A dated October 23, 1997; and

     (g) The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), contained in a Registration Statement on Form 8-A dated February 26,1997 filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

     Not applicable.


Item 5.  Interests of Named Experts and Counsel

     Certain partners of, attorneys associated with and/or of counsel to Neal, Gerber & Eisenberg, a firm that performs legal services for the Registrant, beneficially own shares of Common Stock.


Item 6.  Indemnification of Directors and Officers

     Under Florida law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director or officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against liability incurred in connection with such action; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. Although Florida law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the shareholders. The Florida Business Corporation Act also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the Florida Business Corporation Act provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or otherwise.

     The Company's Articles of Incorporation and Amended and Restated By-Laws provide that the Company shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Florida law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Articles of Incorporation and Amended and Restated By-Laws. These agreements provide, among other things, that the Company will indemnify its directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending, or completed action, suit or other proceeding, including the corporation, arising out of such person's services as a director, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company maintains liability insurance for the benefit of its directors and officers.


Item 7.  Exemption from Registration Claimed

     Not applicable.


Item 8.  Exhibits

Exhibit
  No.       Description
-------     -----------
  4.1       Vistana, Inc. Stock Plan

  5.1       Opinion of Neal, Gerber & Eisenberg

 23.1       Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)

 23.2       Consent of KPMG Peat Marwick LLP

 23.3       Consent of Kreisman Corporation

 23.4       Consent of Kreisman Corporation

 23.5       Consent of Ernst & Young LLP

 24.1       Powers of Attorney (included in the signature pages hereto)

Item 9.  Undertakings

     The Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 23, 1997.

                                    VISTANA, INC.


                              By:   /s/ Raymond L. Gellein, Jr.
                                    --------------------------------------------
                                    Raymond L. Gellein, Jr.
                                    Chairman of the Board and Co-Chief Executive
                                    Officer



     We, the undersigned officers and directors of Vistana, Inc., hereby severally constitute Raymond L. Gellein, Jr., Jeffrey A. Adler and Charles E. Harris, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable Vistana, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such documents.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 23, 1997 by the following persons in the capacities indicated.

Signature                            Title
---------                            -----


/s/ Raymond L. Gellein, Jr.          Chairman of the Board, Co-Chief
---------------------------          Executive Officer and Director
Raymond L. Gellein, Jr.              (Principal Executive Officer)


/s/ Charles E. Harris                Vice Chairman of the Board, Chief
---------------------------          Financial Officer and Director
Charles E. Harris                    (Principal Financial Officer)


/s/ John M. Sabin                    Senior Vice President and
---------------------------          Treasurer
John M. Sabin                        (Principal Accounting Officer)

/s/ Jeffrey A. Adler                 President and Co-Chief Executive Officer
--------------------                 and Director
Jeffrey A. Adler


/s/ Laurence S. Geller               Director
----------------------
Laurence S. Geller


/s/ Steven J. Heyer                  Director
-------------------
Steven J. Heyer